 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-293804
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 26, 2026)
$400,000,000
TANGER INC.
COMMON SHARES

We entered into an “at-the-market” equity offering sales agreement dated as of February 26, 2026, referred to in this prospectus supplement as the “sales agreement,” with each of BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, and Truist Securities, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank (and, in certain cases, their respective affiliates), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, in each case, as described below, relating to our common shares, $0.01 par value per share (“common shares”), offered by this prospectus supplement. We refer to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents,” when acting in their capacity as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers” and when acting in their capacity as forward purchasers pursuant to any forward sale agreements, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.”
The sales agreement provides that, in addition to the issuance and sale of the common shares by us to or through the Sales Agents, we may enter into one or more forward sale agreements with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of common shares equal to the number of common shares underlying the particular forward sale agreement. In no event will the aggregate number of common shares sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals, under the sales agreement, under any terms agreement (as described below)) have an aggregate gross sales price in excess of $400,000,000.
Sales of the common shares, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), the existing trading market for our common shares, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale (including block trades), at prices related to prevailing market prices or at negotiated prices, or by any other method permitted by law.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of common shares, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The common shares offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all common shares sold through it as sales agent under the sales agreement. In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed common shares sold during the applicable forward hedge selling period by it as a Forward Seller.
Under the terms of the sales agreement, we may also sell common shares to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and will describe the terms of the offering of those shares in a separate prospectus supplement.
The net proceeds we receive from the sale of our common shares in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the common shares; provided, however, that we will not receive any proceeds from the sale of common shares by any Forward Seller. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or our common shares (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Our common shares are listed on the NYSE under the trading symbol “SKT.” The last reported sale price of our common shares on the NYSE on February 25, 2026 was $37.62 per share.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 1993. Our common shares are, with certain exceptions, subject to a 9.8% ownership limitation to, among other things, assist us in qualifying and maintaining our qualification as a REIT. In addition, our charter contains various other restrictions on the ownership and transfer of our common shares. See “Description of Common Shares — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	Wells Fargo Securities
BTIG	Mizuho	Regions Securities LLC	Scotiabank	TD Securities	Truist Securities

The date of this prospectus supplement is February 26, 2026.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission (the “SEC”), the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus supplement that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any amendment or supplement to this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus supplement, is accurate only as of its date or the dates which are specified in those documents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters, and describe or reflect our plans, strategies, beliefs and expectations, including as to future financial results, access to, and costs of, capital, liquidity, cash flows, dividend payments and long-term growth.
There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus supplement. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to acquire or develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors that may cause actual results to differ materially from current expectations.
We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently

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subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our common shares. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, the term “Company” refers to Tanger Inc., a North Carolina corporation, together with its consolidated subsidiaries, and the term “Operating Partnership” refers to Tanger Properties Limited Partnership, a North Carolina limited partnership, together with its consolidated subsidiaries. The terms “we”, “our” and “us” refer to the Company or the Company and the Operating Partnership together, as the context requires. In statements regarding qualification as a REIT, such terms refer solely to Tanger Inc.
Our Company
We are one of the leading owners and operators of outlet and other open-air retail destinations in the United States and Canada. We are a fully-integrated, self-administered and self-managed REIT, which focuses on developing, acquiring, owning, operating and managing outlet and other open-air retail destinations. As of December 31, 2025, our consolidated portfolio consisted of 31 outlet centers and three open-air lifestyle centers, with a total gross leasable area of approximately 14.0 million square feet, which were 98% occupied and contained over 2,600 stores representing approximately 700 store brands. We also had partial ownership interests in six unconsolidated outlet centers totaling approximately 2.1 million square feet, including two outlet centers in Canada. Our portfolio also includes one managed center, totaling approximately 457,000 square feet. Each of our outlet centers, except one joint venture center, features the Tanger brand name.
Our shopping centers and other assets are held by, and all of our operations are conducted by, Tanger Properties Limited Partnership and its subsidiaries. The Company, including its wholly-owned subsidiary, Tanger LP Trust, owns the majority of the units of partnership interest issued by the Operating Partnership. The Company controls the Operating Partnership as its sole general partner. Tanger LP Trust holds a limited partnership interest in the Operating Partnership.
As of December 31, 2025, the Company and its wholly-owned subsidiaries owned 115,097,359 units of the Operating Partnership and the other limited partners (the “Non-Company LPs”) collectively owned 4,662,904 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s status as a REIT for U.S. federal income tax purposes. Class B common limited partnership units, which are held by Tanger LP Trust, are not exchangeable for common shares of the Company.
In addition, as of December 31, 2025, 248,948 long-term incentive plan units (“LTIP Units”) were outstanding. LTIP Units are intended to qualify as “profits interests” for U.S. federal income tax purposes and are compensatory awards granted to service providers of the Company and the Operating Partnership. Each LTIP unit, if and upon vesting, is convertible, upon the satisfaction of minimum allocations to the capital account of the LTIP unit for federal income tax purposes, into a non-voting Class C common unit of the Operating Partnership. Each such Class C common unit may be exchanged by the holder for one common share of the Company.
Management operates the Company and the Operating Partnership as one enterprise. The management of the Company consists of the same members as the management of the Operating Partnership. These individuals are officers and employees of the Company.
We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with the tax year ended December 31, 1993. We conduct all of our business and own all of our properties through the Operating Partnership, in what is commonly referred to as an “UPREIT” structure.
Corporate Information
Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408. Our telephone number is (336) 292-3010. Our website is located at www.tanger.inc. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus. We make available free of charge, through our corporate website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Recent Developments
Termination of 2025 Sales Agreement
Substantially concurrent with our entry into the sales agreement, we terminated the ATM Equity OfferingSM Sales Agreement, dated as of February 24, 2025 with certain agents named therein (the “2025 Sales Agreement) in accordance with the terms of the 2025 Sales Agreement. As of February 26, 2026, the Company had not issued any shares under the 2025 Sales Agreement.
Acquisitions
In February 2025, we acquired a 640,000-square-foot open-air, grocery-anchored mixed-use center in Cleveland, Ohio for $167.0 million using cash on hand and available liquidity. The center is Northeast Ohio’s premier retail and entertainment destination and has become the go-to choice for retailers seeking market entry. The stores at the center are complemented by an expansive menu of entertainment and dining options.
In September 2025, we acquired a 690,000-square-foot open-air outlet center in Kansas City, Kansas for $130.0 million, including the assumption of a $115.0 million, 7.57% interest-only mortgage, with an effective rate of 6.0% that matures in November 2027. The center is Kansas’ only outlet center and serves as the retail anchor of Village West, the state’s top tourist destination.
Financing Transactions
Unsecured Term Loans
In January 2026, we closed on $550.0 million of unsecured term loans, comprised of (i) an amendment of our existing $325.0 million term loan, increasing the capacity to $350.0 million and extending the maturity to December 2030 (the “2030 Term Loan”) and (ii) a new $200.0 million term loan due January 2033 (the “2033 Term Loan”). We drew an incremental $75.0 million at closing, for a total outstanding amount of $400.0 million and have a combined $150.0 million available under a delayed draw feature, allowing us to draw the proceeds over a six to nine month period. The applicable pricing margin is the Secured Overnight Financing Rate (“SOFR”) plus 95 basis points for the 2030 Term Loan and SOFR plus 125 basis points for the 2033 Term Loan based on our current credit rating.
Derivatives
Throughout 2025 and in January 2026, we entered into several interest rate swap agreements on unsecured debt totaling $275.0 million with effective dates throughout 2026 and 2027 with a weighted average interest rate of 3.3%. These agreements have expiration dates ranging from October 1, 2027 to September 1, 2030.
Exchangeable Notes
In January 2026, the Operating Partnership issued $250 million aggregate principal amount of 2.375% Exchangeable Senior Notes due 2031 (the “Exchangeable Notes”), which are guaranteed, on a senior unsecured basis, by the Company. The Exchangeable Notes bear interest at a rate of 2.375% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The Exchangeable Notes mature on January 15, 2031, unless earlier exchanged, redeemed or repurchased. The Exchangeable Notes will be exchangeable at an initial exchange rate of 24.0662 common shares per $1,000 principal amount of the Exchangeable Notes (equivalent to an exchange price of approximately $41.55 per common share). The Exchangeable Notes will be exchangeable for cash up to the aggregate principal amount of the Exchangeable Notes to be exchanged and, in respect of the remainder of the exchange obligation, if any, in excess thereof, cash, common shares or a combination thereof, at the election of the Operating Partnership. Net proceeds after the initial purchaser’s discount and estimated offering costs were approximately $243 million.
In connection with the Exchangeable Notes, we entered into privately negotiated capped call transactions with certain of the initial purchasers of the Exchangeable Notes or their affiliates or other financial institutions. The capped call transactions cover, subject to customary adjustments, the number of Company common shares that underlie the Exchangeable Notes. The cap price of the capped call transaction initially is approximately $47.49 per share, which represents a premium of approximately 40% over the last reported sale price of the Company’s common shares of $33.92 per share on the NYSE on January 7, 2026, and is subject to certain adjustments under the terms of the capped call transactions. A portion of the proceeds from the Exchangeable Notes were used to pay the capped call premium of approximately $9 million, which will be recorded in shareholders’ equity for the Company and partners’ equity for the Operating Partnership.
Finally, concurrent with the pricing of the Exchangeable Notes, we repurchased approximately 590,000 common shares for approximately $20 million in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate, at a price per share equal to the last reported sale price of the Company’s common shares on the NYSE on January 7, 2026.
Memphis Mortgage Refinancing
In April 2025, the Southaven, Mississippi consolidated joint venture amended its mortgage increasing the outstanding borrowings from $51.7 million to $61.7 million and extending the maturity date from October 2026 to April 2030 with no extension options. The stated interest rate remained unchanged at the Adjusted Secured Overnight Financing Rate + 2.0%. In December 2025, the mortgage was amended to remove the SOFR spread, making the interest rate Daily SOFR + 2.0%. In May 2025, we entered into an interest rate swap transaction to fix the interest rate at 3.5% through April 2029.

THE OFFERING
Issuer
Tanger Inc.
Common shares offered by us
Common shares, par value $0.01 per share, having aggregate sales proceeds of up to $400,000,000.
Use of proceeds
We intend to use the net proceeds from any sales of our common shares pursuant to this prospectus supplement, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under our lines of credit, senior notes, term loan or future indebtedness), and to provide for working capital. See “Use of Proceeds.”
NYSE Symbol
“SKT.”
Restrictions on ownership of our capital stock
Our common shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Description of Capital Shares —  Restrictions on Ownership and Transfer of the Company’s Capital Stock” in the accompanying prospectus.
Accounting treatment of any forward sales
For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreements, see “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
Risk factors
Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making a decision to invest in our common shares.
Conflicts of interest
As described under “Use of Proceeds,” as of the date of this prospectus supplement, affiliates of certain of the Sales Agents in this offering are lenders and, in certain cases agents, under our lines of credit, senior notes and term loan. To the extent that we use a portion of the net proceeds we receive from this offering or from settlement under any forward sale agreement to repay borrowings outstanding under our lines of credit, senior notes and term loan, such affiliates of the applicable Sales Agents will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from settlement under any such forward sale agreements. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents, Forward Sellers or any of their respective affiliates, such Sales Agents, Forward Sellers or affiliates, as the case may be, will receive proceeds of this offering through the repayment of that indebtedness. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent, a Forward Seller or an affiliate of a Sales Agent or Forward Seller. As a result, a Sales Agent, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest) —  Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

RISK FACTORS
Investing in our common shares involves a high degree of risk. This section describes some, but not all, of the risks of investing in our common shares. You should carefully consider the risk factors described below and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making an investment decision to purchase our common shares. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Common Shares and this Offering
You may experience dilution as a result of this offering.
This offering, including our entry into and settlement of any forward sale agreements with any of the Forward Purchasers, may have a dilutive effect on our earnings per share after giving effect to the issuance of our common shares in this offering and the receipt of the expected net proceeds, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers. The actual amount of dilution from this offering or from any future offering of our common shares will be based on numerous factors, particularly the number of our common shares issued, the use of proceeds and the return generated by any investments made with the net proceeds, and cannot be determined at this time.
The price of our common shares may experience volatility. In addition, limited trading volume may depress the market price of our common shares and make it difficult for investors to sell their shares and less attractive to new investors to purchase our common shares.
The market price of our common shares could be substantially affected by general market conditions, the extent of the secondary market for our common shares, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance and prospects and general stock and bond market conditions.
The stock markets, including the NYSE, on which our common shares are listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common shares is likely to be similarly volatile, and investors in our common shares may experience a decrease in the market price of their shares, including decreases unrelated to our operating performance or prospects. The market price of our common shares could be subject to wide fluctuations in response to our financial performance, cash flows and financial position, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors such as:
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our operating performance and the performance of other similar companies;

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actual or anticipated differences in our quarterly or annual operating results from those expected;

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our inability to complete acquisitions or developments of centers we identify;

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changes in recommendations by securities analysts;

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publication of research reports about us or the real estate industry;

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actual or anticipated changes in our and our tenants’ businesses or prospects;

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the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

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technical factors in the public trading market for our shares that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and

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other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common shares and other technical trading factors;

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strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

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the passage of legislation or other regulatory developments that adversely affect us or our industry;

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adverse speculation in the press or investment community;

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actions by institutional shareholders;

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equity issuances by us (including the issuances of operating partnership units), or the resale of common shares by our shareholders, or the perception that such issuances or resales may occur;

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actual, potential or perceived accounting problems;

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changes in accounting principles;

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failure to qualify as a REIT;

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failure to comply with the rules of the NYSE or maintain the listing of our common shares on the NYSE;

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terrorist acts, natural or man-made disasters or threatened or actual geopolitical or armed conflicts;

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general market and local, regional and national economic conditions, including factors unrelated to our operating performance; and

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the occurrence of any of the other risk factors included in, or incorporated by reference in, this prospectus supplement.

No assurance can be given that the market price of our common shares will not fluctuate or decline significantly in the future or that holders of our common shares will be able to sell their shares when desired on favorable terms, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share market price of our common shares.
We may allocate the net proceeds from this offering in ways that our shareholders may not approve.
We intend to use the net proceeds from any sales of our common shares pursuant to this prospectus supplement, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under our lines of credit, senior notes, term loan or future indebtedness), and to provide for working capital. However, we have not yet committed to any specific use, and you will be unable to evaluate the economic merits of any such investments before making an investment decision to purchase common shares in this offering. We have broad authority to invest in real estate investments that we may identify in the future, and we may make investments with which you do not agree. Our management has broad discretion in the use of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares. These factors increase the uncertainty, and thus the risk, of an investment in our common shares.
Cash available for distribution may not be sufficient to maintain distributions to our shareholders at current levels, or at all.
Distributions will be made at the discretion of our board of directors and will depend on a number of factors, including our actual or anticipated results of operations, cash flows and financial position, our qualification as a REIT, prohibitions and other restrictions in our financing agreements, economic and market conditions, applicable law, and other factors as our board of directors may deem relevant from time to time. For example, certain of our debt agreements limit the payment of dividends such that dividends shall not exceed funds from operations (“FFO”) as defined in the agreements, for the prior fiscal year on an annual basis or 95% of FFO on a cumulative basis. If sufficient cash from our operations is not available to maintain our current distribution level, we may have to fund distributions from the net proceeds from this offering, working capital or borrow funds or issue equity for such distribution, or eliminate or otherwise reduce the amount of such distribution. We currently expect that our operating cash flow will cover our current distribution for the foreseeable future. We currently have no intention to make distributions using our common shares. No assurance can be given that we will be able to continue making quarterly distributions at the current rate or at all. Our board of directors continues to evaluate the potential for future dividend distributions on a quarterly basis. Any change in our dividend policy could have a material adverse effect on the market price of our common shares.
Market interest rates may have an effect on the market price of our common shares.
One of the factors that influences the market price of our common shares is the dividend yield on our common shares (as a percentage of the price of our common shares) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our common shares to expect a higher dividend yield. Thus, higher market interest rates could cause the market price per share of our common shares to decrease.
The number of our common shares available for future issuance or resale could adversely affect the market price of our common shares.
Our charter provides that we may issue up to 300,000,000 common shares, of which 114,502,948 common shares were issued and outstanding as of February 18, 2026. Additionally, our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have authority to issue without shareholder approval. Future primary issuances of common shares could dilute shareholders and could have an adverse effect on the market price per share of our common shares. Holders of our common shares are not entitled to preemptive rights or other protections against dilution.
The vesting of any restricted stock or other equity awards granted to certain directors, executive officers and other employees of our manager under our equity incentive plan, or the issuance of our common shares or Operating Partnership units in connection with future property, portfolio or business acquisitions, could have an adverse effect on the market price per share of our common shares. In addition, the existence of options or common shares reserved for issuance as restricted shares may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Issuances of substantial amounts of our common shares (including issuances of common shares pursuant to the exercise of convertible or exchangeable securities or options) or the resale of substantial amounts of our common shares, or the perception that such issuances or resales might occur, could adversely affect the market price per share of our common shares.
We may need additional funding to fund future investments.
We intend to use the net proceeds from any sales of our common shares pursuant to this prospectus supplement, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under our lines of credit, senior notes, term loan or future indebtedness), and to provide for working capital. While we expect to have sufficient funding to finance our operations, if we identify future investments, we may require additional funding to finance such investments, including debt financing, which may not be available on terms that we deem attractive or at all. This could result in a need to secure alternative sources of funding in order to complete additional investments in properties. These sources may include the net proceeds from additional equity issuances, joint ventures, the incurrence of additional debt or the sale of assets.
No assurance can be given that any of these sources of capital will be available on terms that are as favorable as those that we deem attractive or available at all. If we finance any funding shortfall with additional common equity issuances, your interest in us would be diluted. The incurrence of additional debt could increase our leverage ratios and increase our exposure to the risks associated with debt financing. An inability to obtain sufficient capital to meet our purchase and funding obligations could lead to contractual defaults that could materially and adversely affect us.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient number of common shares have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on our common shares (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin off or similar transaction, or (d) payable in any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of our common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase our common shares in secondary market transactions over an unwind period to:
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return common shares to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any our common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.

The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common shares at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding paragraph are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us our common shares having a market value equal to such difference (if we elect to net share settle). If the price of our common shares at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of common shares from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of common shares to such Forward Purchaser. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
In addition, the purchase of our common shares by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our common shares under these agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any common shares not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those common shares.
We may enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We may enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. Those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of our common shares pursuant to this prospectus supplement, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under our lines of credit, senior notes, term loans or future indebtedness), and to provide for working capital.
Certain Sales Agents or affiliates of Sales Agents are lenders (and in certain cases agents) under our lines of credit, senior notes, and term loan. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreement we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent, a Forward Seller or an affiliate of a Sales Agent or a Forward Seller. As a result, a Sales Agent, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.
We will not receive any proceeds from the sale of common shares by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of common shares) and receive proceeds from the sale of those common shares upon one or more forward settlement dates. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe common shares to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed common shares sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on common shares during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We entered into an “at-the-market” equity offering sales agreement dated as of February 26, 2026, with each of BofA Securities, Inc., Wells Fargo Securities, LLC, BTIG, LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, and Truist Securities, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., The Bank of Nova Scotia, The Toronto-Dominion Bank, and Truist Bank (and, in certain cases, their respective affiliates), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, relating to common shares offered by this prospectus supplement. In accordance with the terms of the sales agreement, common shares having an aggregate gross sales price of up to $400,000,000 may be offered and sold from time to time through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to the Sales Agents, acting as principal.
The sales agreement provides that, in addition to the issuance and sale of the common shares by us to or through the Sales Agents, we may enter into one or more forward sale agreements with a Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of common shares equal to the number of common shares underlying the particular forward sale agreement.
Sales of the common shares, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common shares, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale (including block trades), at prices related to prevailing market prices or at negotiated prices, or by any other method permitted by law.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of common shares, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The common shares offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Our common shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to us or our common shares, we will promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers, and sales of our common shares under the sales agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and the Sales Agents’, Forward Sellers’ and Forward Purchasers’ reasonable judgment.
We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Sales Agents or the Forward Sellers under the sales agreement, will be approximately $300,000. We have also agreed, under certain circumstances, to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for certain of their reasonable, documented out-of-pocket expenses, including fees and disbursements of their counsel, in connection with the transactions contemplated by the sales agreement. We will not receive any proceeds from the sale of common shares by any Forward Seller.
Sales of our common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant Sales Agent or the relevant Forward Purchaser and the relevant Forward Seller may agree.

In connection with the sale of common shares on our behalf, each Sales Agent and each Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents or the Forward Sellers may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to indemnify each Sales Agent, each Forward Seller and each Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, a Forward Seller or a Forward Purchaser may be required to make in respect of those liabilities.
The offering of our common shares pursuant to the sales agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of common shares subject to the sales agreement, (2) our providing written notice of termination under the sales agreement (which we may do at our sole discretion at any time) or (3) mutual agreement by the parties thereto. Any Sales Agent, any Forward Seller or any Forward Purchaser may also terminate the sales agreement at any time but only with respect to itself.
Each Sales Agent and each Forward Seller will provide written confirmation to us promptly following the close of trading on the NYSE each day on which our common shares are sold by it as sales agent for us or as sales agent for a Forward Purchaser under the sales agreement. With respect to any sales by a Sales Agent for us, each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Forward Seller, each confirmation will include the number of borrowed shares sold on that day, the aggregate net proceeds to the applicable Forward Purchaser and the then-current initial forward sale price with respect to such common shares that have been sold on that day. We will report at least quarterly the number of shares sold by or through the Sales Agents and the aggregate gross sales price thereof, the number of borrowed shares sold by the applicable Forward Sellers, the net proceeds received by us or the applicable Forward Purchaser and the compensation paid by us to the Sales Agents in connection with sales of our common shares under the sales agreement or any forward sales agreement or terms agreement during such period.
Sales Through or To Sales Agents
From time to time during the term of the sales agreement, we may instruct any of the Sales Agents to sell our common shares and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the sales agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares as instructed by us. The common shares offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our common shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the sales agreement, we may also sell our common shares to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Settlement for sales of our common shares is generally anticipated to occur on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the relevant Sales Agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each Sales Agent a commission not to exceed 2.0% of the gross sales price of all common shares sold through it as sales agent under the sales agreement.
Sales Through Forward Sellers
From time to time during the term of the sales agreement, we may deliver an instruction relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon their acceptance of such instruction, and subject to the terms and conditions of the sales agreement and the applicable forward sale agreement, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of common shares equal to the number of common shares underlying the particular forward sale agreement. We or the relevant Forward Seller may immediately suspend such offering of our common shares at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of common shares sold under any forward sale agreement prior to such notice. The obligation of the relevant Forward Seller under the sales agreement to execute such sales of our common shares is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed common shares sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed common shares were sold pursuant to the sales agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
Any forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of such forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share or funds from operations per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common shares is above the applicable forward sale price.
Except under limited circumstances and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to physically settle each forward sale agreement by the delivery of common shares. Delivery of common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver common shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of common shares in secondary market transactions over an unwind period to:
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return common shares to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our common shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our common shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of common shares having a value equal to the difference.
In addition, the purchase of common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of common shares we would deliver to such Forward Purchaser (or decreasing the number of common shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
A Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
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it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on common shares payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than common shares), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

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an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of the common shares) or (b) occurs that would constitute a delisting or change in law; or

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certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any common shares and we would not receive any proceeds pursuant to any forward sale agreement.
Conflicts of Interest
We intend to use the net proceeds (1) from the sale of common shares to or through the Sales Agents and (2) upon the settlement of any forward sale agreement (a) to fund potential acquisitions, (b) to fund development and investment opportunities, or (c) for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
As of the date of this prospectus supplement, affiliates of certain of the Sales Agents are lenders and, in certain cases, agents under our lines of credit, senior notes and/or term loan. In addition, affiliates of some or all of the Sales Agents may in the future be lenders and/or agents under new credit facilities or, amendments or restatements of our lines of credit, senior notes and/or term loan, that the Company or the Operating Partnership may enter into from time to time, and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or our other indebtedness. As described above, any net proceeds we receive from this offering or from settlement under any forward sale agreement we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of certain of the Sales Agents are lenders under our lines of credit, senior notes and/or term loan and may be lenders under future credit facilities the Company or the Operating Partnership enter into, to the extent that any net proceeds we receive from this offering or from settlement under any forward sale agreement are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents or any of their respective affiliates, such Sales Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Sales Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Sales Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent, a Forward Seller or an affiliate of a Sales Agent or a Forward Seller. As a result, a Sales Agent, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.
Other Relationships
The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships with us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us.
In addition, in the ordinary course of their various business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers, and their respective affiliates, officers, directors and employees, may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates that may have lending relationships with us or, if applicable, any of our subsidiaries, may also choose to hedge their credit exposure to us or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically, those Sales Agents, Forward Sellers, Forward Purchasers and their respective affiliates would hedge such exposure by entering into transactions, that may consist of either the purchase of credit default swaps or the creation of short positions in our securities or, if applicable, the securities of any such subsidiary. The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Other
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or the offering of the common shares, where action for that purpose is required.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, our common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or Forward Seller or an affiliate of a Sales Agent or Forward Seller. As a result, a Sales Agent, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreements.

LEGAL MATTERS
The validity of our common shares sold in this offering, certain legal and tax matters, and certain other matters under North Carolina law will be passed upon for us by Troutman Pepper Locke LLP. Morrison & Foerster LLP, New York, New York, will act as counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers.
EXPERTS
The financial statements of Tanger Inc. incorporated by reference in this prospectus supplement by reference to Tanger Inc.’s annual report on Form 10-K, and the effectiveness of Tanger Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3ASR with the SEC in connection with this offering. In addition, the Company and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company and the Operating Partnership, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also obtain these materials from us at no cost by directing a written or oral request to us at Tanger Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary, or by calling our Investor Relations Department at (336) 856-6066, or at our website at www.tanger.inc. The information contained on or accessible through our website is neither to be deemed to be part of this prospectus supplement or the accompanying prospectus, nor incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. The documents listed below have been filed by us under the Exchange Act, with the SEC and are incorporated by reference in this prospectus supplement:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026;

•
Our Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed with the SEC on March 28, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•
Current Reports on Form 8-K filed on January 6, 2026, January 8, 2026 and January 12, 2026;

•
The description of our common shares contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 19, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on May 13, 1993, including any amendments or reports filed for the purpose of updating such description; and

•
The description of the depositary shares contained in our Registration Statement on Form 8-A, filed with the SEC on December 7, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description.

We are also incorporating by reference into this prospectus all additional documents that we have filed or will file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the selling securityholders have sold all of the securities to which this prospectus relates, or the offering is otherwise terminated. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:
Tanger Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360,
Greensboro, North Carolina 27408
Internet Website: www.tanger.inc
The information contained on our website does not constitute a part of this prospectus supplement, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website
Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01, or under Item 9.01 that relate to Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Tanger Inc.
Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants
Tanger Properties Limited Partnership
Debt Securities

Tanger Inc., a North Carolina corporation, or any selling securityholder, may from time to time offer:
(1)
preferred shares;

(2)
preferred shares represented by depositary shares;

(3)
common shares, par value $0.01 per share; or

(4)
warrants to purchase our common shares; and

Tanger Properties Limited Partnership, a North Carolina limited partnership, may from time to time offer in one of more series its debt securities, which may either be senior or subordinated.
Tanger Inc., together with its consolidated subsidiaries, is referred to in this prospectus as the “Company,” and Tanger Properties Limited Partnership, together with its consolidated subsidiaries, is referred to in this prospectus as the “Operating Partnership.” The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires. In statements regarding qualification as a real estate investment trust (“REIT”), such terms refer solely to Tanger Inc.
The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Under this Registration Statement on Form S-3ASR (this “Registration Statement”), the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities. Except as provided in the following sentence, the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on debt securities offered by the Operating Partnership, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company.
We or any selling securityholder may offer and sell Offered Securities from time to time in one or more offerings, at prices and on terms to be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of Offered Securities by any selling securityholders.
This prospectus describes some of the general terms that may apply to the Offered Securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT for federal income tax purposes and provide the identity of any selling securityholders. The supplement may also add, update or change information contained in this prospectus with respect to that offering discussed in the supplement. You should read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) before investing in the Offered Securities.
The Offered Securities may be offered directly, through agents designated from time to time by us or any selling securityholder, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.
Our common shares are listed on the New York Stock Exchange under the symbol “SKT.” On February 25, 2026, the last reported sale price of our common shares on the New York Stock Exchange was $37.62 per share.
Neither the SEC nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 26, 2026

Tanger Inc., a North Carolina corporation, together with its consolidated subsidiaries, is referred to in this prospectus as the “Company,” and Tanger Properties Limited Partnership, a North Carolina limited partnership, together with its consolidated subsidiaries, is referred to in this prospectus as the “Operating Partnership.” The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires. In statements regarding qualification as a REIT, such terms refer solely to Tanger Inc. All references to “common shares” refer to the Company’s common shares, par value $0.01 per share. All references to “units” refer to the units of limited partnership in Tanger Properties Limited Partnership. All references to “you” or “your” refer to the potential holders of the applicable series of securities.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we or any selling securityholder may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement or the exhibits to the registration statement. Each time we sell, or any selling securityholder sells, securities, we or they will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. In addition, under this shelf registration statement, selling securityholders who have acquired common shares from us may resell these common shares from time to time. Any such selling securityholders will be named in a prospectus supplement to this prospectus as and to the extent required by SEC rules. We will not receive any proceeds from the resale by any such selling securityholders of Offered Securities. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any selling securityholder has authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

WHERE YOU CAN FIND MORE INFORMATION
The Company and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company and the Operating Partnership, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also obtain these materials from us at no cost by directing a written or oral request to us at Tanger Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary, or by calling our Investor Relations Department at (336) 856-6066, or at our website at www.tanger.inc. The information contained on or accessible through our website is neither to be deemed to be part of this prospectus or any applicable prospectus supplement, nor incorporated by reference into this prospectus or any prospectus supplement.
Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. For further information, we refer you to the registration statement, including its exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus and any accompanying prospectus supplement:
Tanger Inc.:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026;

•
Our Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed with the SEC on March 28, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•
Current Reports on Form 8-K filed on January 6, 2026, January 8, 2026 and January 12, 2026;

•
The description of our common shares contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 19, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on May 13, 1993, including any amendments or reports filed for the purpose of updating such description; and

•
The description of the depositary shares contained in our Registration Statement on Form 8-A, filed with the SEC on December 7, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description.

Tanger Properties Limited Partnership:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026; and

•
Current Reports on Form 8-K filed on January 6, 2026, January 8, 2026 and January 12, 2026.

We are also incorporating by reference into this prospectus all additional documents that we have filed or will file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and any accompanying prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements on Schedule 14A. Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Tanger Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360,
Greensboro, North Carolina 27408
Internet Website: www.tanger.inc
The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01, or under Item 9.01 that relate to Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters, and describe or reflect our plans, strategies, beliefs and expectations, including as to future financial results, access to, and costs of, capital, liquidity, cash flows, dividend payments and long-term growth.
There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus supplement. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to acquire or develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors that may cause actual results to differ materially from current expectations.
We qualify all of our forward-looking statements by these cautionary statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

THE COMPANY AND THE OPERATING PARTNERSHIP
Tanger Inc., together with its subsidiaries is one of the leading owners and operators of outlet and other open-air retail destinations in the United States and Canada. We are a fully-integrated, self-administered and self-managed REIT, which focuses on developing, acquiring, owning, operating and managing outlet and other open-air retail destinations. As of December 31, 2025, our consolidated portfolio consisted of 31 outlet centers and three open-air lifestyle centers, with a total gross leasable area of approximately 14.0 million square feet, which were 98% occupied and contained over 2,600 stores representing approximately 700 store brands. We also had partial ownership interests in six unconsolidated outlet centers totaling approximately 2.1 million square feet, including two outlet centers in Canada. Our portfolio also includes one managed center, totaling approximately 457,000 square feet. Each of our outlet centers, except one joint venture center, features the Tanger brand name.
Our shopping centers and other assets are held by, and all of our operations are conducted by, Tanger Properties Limited Partnership and its subsidiaries. The Company, including its wholly-owned subsidiary, Tanger LP Trust, owns the majority of the units of partnership interest issued by the Operating Partnership. The Company controls the Operating Partnership as its sole general partner. Tanger LP Trust holds a limited partnership interest in the Operating Partnership.
As of December 31, 2025, the Company and its wholly-owned subsidiaries owned 115,097,359 units of the Operating Partnership and the other limited partners (the “Non-Company LPs”) collectively owned 4,662,904 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s status as a REIT for U.S. federal income tax purposes. Class B common limited partnership units, which are held by Tanger LP Trust, are not exchangeable for common shares of the Company.
In addition, as of December 31, 2025, 248,948 of LTIP Units were outstanding. LTIP Units are intended to qualify as “profits interests” for U.S. federal income tax purposes and are compensatory awards granted to service providers of the Company and the Operating Partnership. Each LTIP unit, if and upon vesting, is convertible, upon the satisfaction of minimum allocations to the capital account of the LTIP unit for federal income tax purposes, into a non-voting Class C common unit of the Operating Partnership. Each such Class C common unit may be exchanged by the holder for one common share of the Company.
Management operates the Company and the Operating Partnership as one enterprise. The management of the Company consists of the same members as the management of the Operating Partnership. These individuals are officers and employees of the Company.
Organizational Chart
Ownership of the Company’s common shares is restricted to preserve the Company’s status as a REIT for U.S. federal income tax purposes. Subject to certain exceptions, a person may not actually or constructively own more than 9.8% of our common shares. We also operate in a manner intended to enable us to preserve our status as a REIT, including, among other things, making distributions with respect to our then outstanding common shares and preferred shares, if applicable, equal to at least 90% of our taxable income each year.

The Company is a North Carolina corporation that was incorporated in March 1993, and the Operating Partnership is a North Carolina limited partnership that was formed in May 1993. Our executive offices are currently located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina, 27408 and our telephone number is (336) 292-3010.

RISK FACTORS
Investment in any of the Offered Securities pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the Offered Securities. Please also refer to the section above entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We intend to contribute all of the proceeds from the sale of Offered Securities by the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of Offered Securities by this prospectus for general corporate purposes, which may include, but are not limited to, the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, investments in joint ventures, the repayment of certain secured or unsecured indebtedness outstanding at such time (including amounts outstanding from time to time under our lines of credit, senior notes, term loans or future indebtedness), and to provide for working capital. We will not receive any proceeds from the resale by any selling securityholders of Offered Securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.
The debt securities will be issued by the Operating Partnership and, except as noted in the following sentence, will be guaranteed by the Company. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. The Company will not issue debt securities.
The Indentures
Any debt securities we offer through this prospectus will be issued under one or more indentures, including, for senior debt securities, the indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and U.S. Bank, National Association (as successor in interest to State Street Bank and Trust Company), as trustee and, for subordinated debt securities, an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time, between the Operating Partnership, the Company and U.S. Bank, National Association, as trustee. The original senior indenture, dated as of March 1, 1996, was filed on the Company’s Registration Statement on Form S-3, dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, which was filed on the Company’s Current Report on Form 8-K dated March 11, 1996, Second Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated October 29, 1997, Third Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated February 16, 2001, Fourth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Fifth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Sixth Supplemental Indenture, which was filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3 dated July 2, 2009, Seventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated June 7, 2010, Eighth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 25, 2013, Ninth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 21, 2014, Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated August 8, 2016 and which was amended by the First Amendment to the Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated October 13, 2016, Eleventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated July 3, 2017, and Twelfth Supplemental Indenture, which was filed on the Company’s and the Operating Partnership’s Current Report on Form 8-K dated August 11, 2021. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.
The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “TIA”). The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and such debt securities.
Additional Terms of Debt Securities
The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under “Subordination” below. The indentures provide or will provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership, which is the Company, or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.
The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:
(1)
the title of those debt securities;

(2)
the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)
the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

(4)
the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

(5)
the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(6)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)
the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees, if any, and the applicable indenture may be served;

(8)
the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9)
the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;
(10)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

(12)
any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

(13)
whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

(14)
whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(15)
the specific terms of the related guarantees, if any;

(16)
if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

(17)
whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

(18)
if other than the trustee, the identity of each security registrar and/or paying agent; and

(19)
any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.
Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.
Except as described in “— Merger, Consolidation or Sale” or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

(2)
a change of control, or

(3)
a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See “Description of Common Shares” and “Description of Preferred Shares.” In addition, subject to the limitations set forth under “— Merger, Consolidation or Sale,” the

Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership’s indebtedness or substantially reduce or eliminate the Operating Partnership’s assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the debt securities.
Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to “— Certain Covenants” below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under “— Discharge, Defeasance and Covenant Defeasance” below apply to such series of debt securities. See “— Modification of the Indenture.”
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.
Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

Neither the Operating Partnership nor the applicable trustee shall be required to:
(1)
issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

(2)
register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

(3)
issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale
Each indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:
(1)
either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

(2)
immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

(3)
an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants
Limitations on Incurrence of Indebtedness.   The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:
(1)
the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

(2)
any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”).

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual

Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:
(1)
such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four- quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)
the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four- quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)
any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period, and

(4)
in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership’s Adjusted Total Assets.
For purposes of this covenant, Indebtedness is deemed to be “incurred” by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.
Restrictions on Dividends and Other Distributions.   The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership’s capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:
(a)
no default under the indenture shall have occurred or be continuing; and

(b)
the aggregate sum of all distributions made after the date of the indenture shall not exceed the sum of:

(i)
95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the indenture until the end of the last fiscal quarter prior to the contemplated payment, and

(ii)
the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership;

provided, however, that the foregoing limitation in clauses (a) and (b) shall not apply to any distribution or other action which is necessary to maintain the Company’s status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.
Maintenance of Centers.   Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from closing, selling or otherwise disposing for value their respective properties except as otherwise provided in “— Merger, Consolidation or Sale.”
Insurance.   The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.
Payment of Taxes and Other Claims.   Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(1)
all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

(2)
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.   Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the “Financial Statements”) if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.
The Company and the Operating Partnership will also in any event,
(x) within 15 days of each Required Filing Date,
(1)   transmit by mail to all holders of debt securities, as their names and addresses appear in the Security Register, without cost to such holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and
(2)   file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and
(y) if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Definitions Used For the Debt Securities
As used herein,
“Annual Service Charge” as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.
“Capital Stock” of any person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such person, including any preferred shares, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries,
(1)
plus amounts which have been deducted for

(a)
interest on Indebtedness of the Operating Partnership and its Subsidiaries,

(b)
provision for taxes of the Operating Partnership and its Subsidiaries based on income,

(c)
amortization of debt discount,

(d)
depreciation and amortization,

(e)
the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

(f)
amortization of deferred charges, and

(g)
provisions for or realized losses on properties,

(2)
less amounts which have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Funds from Operations,” or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership’s ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.
“Indebtedness” means any indebtedness, whether or not contingent, in respect of
(1)
borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)
indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,

(3)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(4)
any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

“Net Cash Proceeds” means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Permitted Indebtedness” means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.
“Secured Indebtedness” means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.
“Subsidiary” means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.
“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Voting Stock” means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.
Additional Covenants
Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:
(1)
default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

(2)
default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3)
default in making any sinking fund payment as required for any debt security of such series;

(4)
default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

(5)
default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6)
failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith;

(7)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

(8)
any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).
However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:
(1)
the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2)
all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be) have been cured or waived as provided in such indenture.

The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:
(1)
in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

(2)
in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders’ interest.
Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.
Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.
Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
(1)
change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)
reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

(3)
change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

(4)
impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

(5)
change any redemption or repayment provisions applicable to any debt security;

(6)
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

(7)
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

(8)
make any change that adversely affects any right to exchange any debt security;

(9)
in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

(10)
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.
Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:
(1)
to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

(2)
to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

(3)
to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

(4)
to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(5)
to secure the debt securities;

(6)
to establish the form or terms of debt securities of any series;

(7)
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(8)
to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

(9)
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(10)
to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture; or

(11)
to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture.

Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:
(1)
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

(2)
the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

(3)
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable indenture; and

(4)
debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Subordination
Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.
Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.
Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.
Discharge, Defeasance and Covenant Defeasance
The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
Each indenture provides or will provide that, unless the provisions of Section 402 thereto are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:
(1)
defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

(2)
release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under “— Certain Covenants”) and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series (“covenant defeasance”), in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.
A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.
“Government Obligations” means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:
(1)
the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

(2)
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of:
(1)
a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)
the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

(3)
any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under “— Events of Default, Notice and Waiver” with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
No Conversion or Exchange Rights
The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.
Global Securities
The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.
Guarantees of Debt Securities
The debt securities will be issued by the Operating Partnership and if the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. If so indicated in the applicable prospectus supplement (and except as provided in the next sentence) the Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities and whether the Company will guarantee nonconvertible investment grade securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the guarantor to the extent set forth in the applicable prospectus supplement.
For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

DESCRIPTION OF COMMON SHARES
The Company has authority to issue 300,000,000 common shares, $0.01 par value per share. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. As of February 18, 2026, we had 114,502,948 common shares outstanding.
General
The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.
Terms
Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any pre-emptive or similar rights.
Except for the election of a director to fill a vacancy on the board of directors, the election of directors by holders of one or more class or series of our preferred shares, or in the event of a contested election, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a majority of the votes cast. In the event of a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. Holders of our common shares will not have cumulative voting rights for the election of directors. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.
Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.
Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See “Description of Preferred Shares.” If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the five or fewer requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of the equity interests, by vote or value. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities.
Subject to certain exceptions specified in our charter, no shareholder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of our outstanding common shares. The constructive ownership rules are complex and may cause common shares owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 9.8% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.
If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.
The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our shares are transferred in a way that would cause our shares to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our shares.
The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Except for an amendment that would create dissenters’ rights, an amendment to our charter requiring shareholder approval will be adopted if the number of votes cast for it exceeds the number of votes cast against it at a shareholder meeting at which a quorum exists. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.
All certificates representing our common shares will bear a legend referring to the restrictions described above.
All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of our capital shares, as set forth in the applicable treasury regulations promulgated under the Code (“Treasury Regulations”). Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of our capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.
Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, NA.
Anti-Takeover Considerations
In addition to the above, our charter and bylaws contain provisions that could delay, defer, or prevent a change in control of the Company or management. These provisions could also discourage a proxy contest and make it more difficult for shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for our common shares. Such provisions include, but are not limited to, the following:
•
Authorizing the board of directors to issue preferred shares;

•
Prohibiting cumulative voting in the election of directors;

•
Limiting the persons who may call special meetings of shareholders;

•
The prohibition of shareholder action by less than unanimous written consent without a meeting; and

•
Establishing advance notice requirements for nominations for election to the board of directors and for proposing matters that can be acted on by shareholders at shareholder meetings.

DESCRIPTION OF COMMON SHARE WARRANTS
The Company may issue warrants to purchase its common shares. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from such securities. The following summary of material provisions of the warrants and warrant agreements are subject to and qualified in their entity by reference to all provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. Each series of warrants, the terms of which may differ from the terms described below, will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.
The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:
(1)
the title of the warrants;

(2)
the aggregate number of the warrants;

(3)
the price or prices at which the warrants will be issued;

(4)
the designation, number and terms of the common shares purchasable upon exercise of the warrants;

(5)
the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

(6)
the date, if any, on and after which the warrants and the related common shares will be separately transferable;

(7)
the price at which each common shares purchasable upon exercise of the warrants may be purchased;

(8)
the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)
the minimum or maximum number of warrants which may be exercised at any one time;

(10)
information with respect to book-entry procedures, if any;

(11)
a discussion of certain material federal income tax considerations; and

(12)
any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares, 8,000,000 Class D Preferred Shares, 4,000,000 Class E Preferred Shares, 4,000,000 Class F Preferred Shares, 4,000,000 Class G Preferred Shares and 4,000,000 Class H Preferred Shares. As of February 18, 2026, no preferred shares were outstanding. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership.
The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.
Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors. Such determination by the board of directors is subject to the following limitations: (1) the shares of any such other class of preferred shares may rank on parity with or junior to Class A Preferred Shares and Class C Preferred Shares but may not have rights or preferences with respect to distributions or to dissolution that are prior or superior to the Class A Preferred Shares and Class C

Preferred Shares and (2) the preferences, limitations and relative rights of such other class of preferred shares shall not otherwise alter or abolish a preferential right of the Class A Preferred Shares, Class B Preferred Shares or of the Class C Preferred Shares.
The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:
(1)
the title of the preferred shares;

(2)
the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)
the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)
whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

(5)
the procedures for any auction and remarketing, if any, for the preferred shares;

(6)
the provision for a sinking fund, if any, for the preferred shares;

(7)
the provision for redemption, if applicable, of the preferred shares;

(8)
any listing of the preferred shares on any securities exchange;

(9)
the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

(10)
a discussion of federal income tax considerations applicable to the preferred shares;

(11)
any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

(12)
the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)
any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(14)
any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:
(1)
senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

(2)
on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

(3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.
Dividends
Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.
Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.
If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:
(1)
the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

(2)
the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.
Except as provided in the immediately preceding paragraph, unless:
(1)
in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)
in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares to preserve our status as a REIT for federal income tax purposes.
Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.
Redemption
If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.
The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:
(1)
in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)
in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

(3)
in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(4)
in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (except by conversion into or exchange for shares of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.
Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:
(1)
The redemption date;

(2)
The number of shares and series or class of the preferred shares to be redeemed;

(3)
The redemption price;

(4)
The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

(5)
That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

(6)
The date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.
Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on preferred shares called for redemption.
Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting Rights
Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.
Subject to adjustment for any dividends on the common shares payable in common shares or subdivision, combination or consolidation of the outstanding common shares, each Class B Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. The holders of Class B Preferred Shares and the holders of common shares and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Company.
Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:
(1)
if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

(2)
if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2∕3% of the shares of each class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):
(1)
authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or
(2)
amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
Under the North Carolina Business Corporation Act, the holders of each class of outstanding Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter may provide that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect such class of Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Preferred Shares of such class, a change in the designation, rights, preferences or limitations of all or part of the class of Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the class of Preferred Shares.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares. If a proposed amendment to our charter entitles two or more series of Preferred Shares to vote as separate voting groups and the amendment would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.
Restrictions on Ownership and Transfer
As discussed above under “Description of Common Shares — Restrictions on Ownership and Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the five or fewer requirement. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of the equity interests, by vote or value. Therefore, with regard to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares will provide as follows:

Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred shares in excess of the lesser of:
(1)
9.8% of the outstanding preferred shares of any class or series;

(2)
if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit;

(3)
an amount of preferred shares which would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the preferred shares are held during the last half of a taxable year) or would otherwise result in our failing to qualify as a REIT; or

(4)
an amount of preferred shares which would cause any person to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own preferred shares in excess of the preferred share ownership limit.
The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.
All certificates representing preferred shares will bear a legend referring to the restrictions described above.
All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of shares as set forth in the applicable Treasury Regulations. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES
General
The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto. The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete, and is subject to and qualified in its entirety by the provisions of the deposit agreement, our certificate of incorporation and the certificate of designation that are or will be filed with the SEC for the applicable series of preferred shares.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.
In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption
Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.
Voting
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.
Conversion
The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.
Amendment and Termination of the Deposit Agreement
The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.
We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if:
(1)
the termination is necessary to preserve our status as a REIT; or

(2)
a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:
(1)
all outstanding depositary shares shall have been redeemed;

(2)
there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

(3)
all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.
Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

FEDERAL INCOME TAX CONSIDERATIONS
A summary of certain U.S. federal income tax considerations to you as a prospective holder of our Offered Securities is set forth in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
Sales by Us
We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.
We may distribute the securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.
Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:
(1)
the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)
if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales by Selling Securityholders
The selling securityholders may resell or redistribute the Offered Securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including but not limited to persons who receive securities from a named selling securityholder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the Offered Securities by one or more of the following methods, without limitation:
•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•
an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•
ordinary brokerage transactions and transactions in which the broker solicits purchases;

•
an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•
privately negotiated transactions, directly or through agents;

•
short sales;

•
through the writing of options on the securities, whether or the options are listed on an options exchange;

•
through the distribution of the securities by any securityholders to its partners, members or shareholders;

•
one or more underwritten offerings;

•
agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

•
any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling securityholders may also transfer the securities by gift.
The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Offered Securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire Offered Securities as principals may thereafter resell the Offered Securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Offered Securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the Offered Securities owned by them. The pledgees, secured parties or persons to whom the Offered Securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s Offered Securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s Offered Securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the Offered Securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Offered Securities offered under this prospectus may be used to cover short sales.
The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Offered Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.
A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Offered Securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the Offered Securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the Offered Securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those Offered Securities. A selling securityholder may also loan or pledge the Offered Securities offered hereby to a broker-dealer and the broker-dealer may sell the Offered Securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged Offered Securities offered hereby.
The selling securityholders and other persons participating in the sale or distribution of the Offered Securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Offered Securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Offered Securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Offered Securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Offered Securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the Offered Securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the Offered Securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the Offered Securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the Offered Securities.
We will not receive any proceeds from sales of any Offered Securities by the selling securityholders.
We cannot assure you that the selling securityholders will sell all or any portion of the Offered Securities offered.
We will supply the selling securityholders and any stock exchange upon which the Offered Securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:
•
the aggregate number of Offered Securities to be sold;

•
the purchase price;

•
the public offering price;

•
the names of any underwriter, agent or broker-dealer, if applicable; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of Offered Securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Troutman Pepper Locke LLP. Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements of Tanger Inc. incorporated by reference in this prospectus by reference to Tanger Inc.’s annual report on Form 10-K, and the effectiveness of Tanger Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Tanger Properties Limited Partnership incorporated by reference in this prospectus by reference to Tanger Properties Limited Partnership’s annual report on Form 10-K, and the effectiveness of Tanger Properties Limited Partnership’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

TANGER INC.
$400,000,000
COMMON SHARES

PROSPECTUS SUPPLEMENT

BofA Securities
Wells Fargo Securities
BTIG
Mizuho
Regions Securities LLC
Scotiabank
TD Securities
Truist Securities

February 26, 2026